PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 18th day of November 2005, by and between Royce D. Bybee, an individual, Stephen Elderkin, an individual, (collectively hereinafter, the "Sellers" or "Seller"), on the one hand, and Detto Technologies, Inc., a Delaware corporation ("DETTO") on the other hand. The Sellers and DETTO are referred to collectively herein as the "Parties".

                               W I T N E S S E T H

      WHEREAS, subject to the terms and conditions of this Agreement, DETTO and Sellers desire for DETTO to purchase from Sellers, and Sellers desire to sell to DETTO, all of the outstanding common stock of WhiteCanyon, Inc., a Utah corporation ("WhiteCanyon") and Channel Access, Inc., a Utah corporation ("Channel Access"); and

      WHEREAS, the Board of Directors of DETTO deems it desirable and in the best interests of DETTO and its stockholders that DETTO purchase WhiteCanyon and Channel Access for good and valuable consideration paid to the Sellers; and

      WHEREAS, Sellers deem it desirable and in the best interests of Sellers that Sellers sell the common shares of WhiteCanyon and Channel Access to DETTO; and

      WHEREAS, DETTO and Sellers desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

      WHEREAS, Sellers and the Board of Directors of DETTO have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

      1.1 "Agreement", "WhiteCanyon", "Channel Access", "DETTO", "DETTO Shares", "Sellers", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

      1.2 "Closing Date" shall mean 6:00 p.m. (PST), November 18, 2005.

      1.3 "Closing" shall mean the closing of the transactions contemplated by this Agreement.

      1.4 "Detto Stock" has the meaning set forth in Section 2.2(a) below.

      1.5 "1933 Act" shall mean the Securities Act of 1933, as amended.

      1.6 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      1.7 "SEC Documents" shall have the meaning defined in Section 3.5 hereof.

      1.8 "Confidential information" shall have the meaning defined in Section
10.1 hereof.

      1.9 "Governmental Entity" shall mean any local, state, federal or foreign
(i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

      1.10 "Hazardous Material" shall mean any flammable, ignitable, corrosive, reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or promulgated in the future.

      1.11 "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

      1.12 "Notes" or "Note" has the meaning set forth in Section 2.2(b) below.

      1.13 "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      1.14 "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the Ordinary Course of Business by operation of law with respect to a liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of a business.

      1.15 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      1.16 "Intellectual Property Rights" means all patents, patent applications, trade names, logos, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, Internet domain names, 1-800 and 1-888 telephone numbers used by WhiteCanyon and Channel Access, respectively, in the conduct of each of their businesses, whether registered or not.

      1.17 "Requisite Shareholder Approval" means the affirmative vote of the holders of a majority of the issued and outstanding capital stock of WhiteCanyon and Channel Access in favor of this Agreement.

      1.18 "Securities" means the Detto Stock and any restricted shares of DETTO's common stock issued to the Sellers upon conversion of the Notes.

      1.19 "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine penalty or addition thereto, whether disputed or not.

      1.20 "Tax Return" shall mean any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.



                                    SECTION 2

                       AGREEMENT FOR PURCHASE AND SALE OF
                      WHITECANYON AND CHANNEL ACCESS STOCK

      2.1 Substantive Terms of the Purchase and Sale of WhiteCanyon and Channel Access Stock.

            (a) Stephen Elderkin shall sell to DETTO one hundred percent (100%) of the issued and outstanding common stock of WhiteCanyon (the "WhiteCanyon Stock"), enabling DETTO to become the record and beneficial owner of said common stock, which represents all of the issued and outstanding common stock of WhiteCanyon.

            (b) Royce D. Bybee shall sell to DETTO one hundred percent (100%) of the issued and outstanding common stock of Channel Access (the "Channel Access Stock") , enabling DETTO to become the record and beneficial owner of said common stock, which represents all of the issued and outstanding common stock of Channel Access.

      2.2 Consideration Paid by DETTO.

            (a) On the Closing Date, DETTO shall pay to the Sellers one million dollars ($1,000,000) payable by the issuance of restricted shares of DETTO's common stock (the "Detto Stock). The "Price Per Share" for determining the number of Detto Stock to be issued to Sellers shall be the ten (10) Market day average prior to the Closing Date of the daily average bid and ask price of the common stock of Detto. The Detto Stock shall be evidenced by two stock certificates. One certificate shall be issued in favor of Stephen Elderkin for seventy percent (70%) of the Detto Stock and the other certificate shall be issued in favor of Royce D. Bybee for the remaining thirty percent (30%) of the Detto Stock. The Common Stock shall be issued pursuant to an exemption from registration under the 1933 Act and from registration under any and all applicable state securities laws and the certificates representing the Common Stock and the common stock issued upon conversion of the Common Stock shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws.

            (b) On the Closing Date, DETTO shall also pay to the Sellers three million dollars ($3,000,000), payable by the issuance of two Convertible Notes (the "Notes" or individually the "Note") with a maturity date of 120 days from the Closing date ("Note Maturity"). One Note shall be issued in favor of Stephen Elderkin for $2,100,000 and the other Note shall be issued in favor of Royce D. Bybee (collectively "Holders") for $900,000. The Notes will bear interest at three percent (3%) per annum and be convertible as set forth in the form of the Notes attached hereto as Exhibit A. The Notes shall be delivered to the Sellers on the Closing Date.

            (c) DETTO will also pay to the Sellers additional payments based on the results of WhiteCanyon and Channel Access as defined in the Employment Agreement ("Earnout").

            (d) Following the Closing Date, WhiteCanyon and Channel Access will operate as independent subsidiaries ("Subsidiaries") of DETTO at least until all of the cash and/or stock held in Escrow are fully distributed.

      2.3 Stock in Escrow

            (a) On the Closing Date, the Detto Stock will be placed in a mutually agreed upon escrow account ("Escrow") for one hundred and twenty (120) days after the Closing Date pursuant to an Escrow Agreement, in the form of Exhibit B (the "Escrow Agreement") to be entered into by the Parties on or prior to the Closing Date.

            (b) The WhiteCanyon Stock and the Channel Access stock will also be placed in Escrow for one hundred and twenty (120) days after the Closing Date pursuant to the Escrow Agreement.

            (c) The Parties shall each have the right to rescind this Agreement if the Notes are either not fully paid or not fully converted per the terms of the Notes within 120 days after the Closing Date. Should this Agreement be rescinded, the Detto Stock shall be released from Escrow and returned to DETTO and Sellers will cancel the Notes received as part of the purchase price for the WhiteCanyon and Channel Access stock. Upon such rescission, all WhiteCanyon stock and Channel Access stock will be returned to their respective previous owners. Neither Party will have any additional rights, remedies, or obligations as to the other if this Agreement is rescinded.

            (d) The WhiteCanyon Stock and Channel Access Stock shall be released from Escrow and delivered to DETTO if the Notes are paid in full or are converted per the terms of the Notes on the date of conversion or full payment of the Notes by DETTO.

            (e) If the Notes are paid in full by DETTO or are converted per the terms of the Notes, the Detto Stock shall remain in Escrow for twelve (12) months after the Closing Date pursuant to the Sellers' indemnification obligations under Section 8.8 of this Agreement.

            (f) No change will be made in the management, marketing contracts or operating procedures of WhiteCanyon or Channel Access until the WhiteCanyon Stock and Channel Access stock placed in Escrow has been fully distributed. Until all of the WhiteCanyon Stock and Channel Access stock held in Escrow have been fully distributed, no assets from the WhiteCanyon or Channel Access or any of their subsidiaries, if any, can be transferred in or out, except in the Ordinary Course of Business.

      2.4 Repurchase Option. The Detto Stock shall also be subject to a repurchase option. Sellers agree that DETTO may repurchase each Seller's respective shares of the Detto Stock from the Sellers for a period of twenty four (24) months after the Closing Date at $0.01 per share (the "Repurchase Option"). DETTO's right to repurchase the Detto Stock from each Seller shall lapse each month as to 1/24 of each Seller's respective shares of Detto Stock over the twenty four month period after the Closing Date. The Parties shall enter into a Repurchase Option Agreement as set forth in Exhibit D.


                                    SECTION 3

                     REPRESENTATIONS AND WARRANTIES OF DETTO

      DETTO, in order to induce the Sellers to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Sellers that the statements in this Section 3 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3.

      3.1 Organization and Qualification. DETTO is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. DETTO is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of DETTO.

      3.2 Ownership of DETTO. DETTO is authorized to issue up to 100,000,000 common shares, no par value per share, of which approximately 20,000,000 are currently issued and outstanding on September 30, 2005, and up to 20,000,000 preferred shares, $0.0001 par value per share of which there are no shares outstanding.

      3.3 Authorization and Validity. DETTO has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of DETTO have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Sellers, this Agreement is a valid and binding agreement of DETTO, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      3.4 No Defaults. DETTO is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended. DETTO is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of DETTO. DETTO is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of DETTO. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of DETTO and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

      3.5 SEC Documents; Financial Statements. As of the Closing, DETTO has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents substantially complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of DETTO included in the SEC Documents substantially complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in substantial accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of DETTO as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of DETTO to the Sellers which is not included in the SEC Documents, including, without limitation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither DETTO nor any of its officers, directors, employees or agents has provided the Sellers with any material, non-public information.

      3.6 Absence of Certain Changes. Since the most recent filing by DETTO with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of DETTO. DETTO has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does DETTO have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

      3.7 Documents. The copies of all agreements and other instruments that have been delivered by DETTO to Sellers are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

      3.8 Disclosure. The representations and warranties made by DETTO herein and in any schedule, statement, certificate, or document furnished or to be furnished by DETTO to Sellers pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

      3.9 Due Diligence. DETTO has completed its due diligence and is satisfied with the results.

                                    SECTION 4

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers, in order to induce DETTO to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to DETTO that the statements in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4. The representation and warranties made in regards to WhiteCanyon in this Section are made by Stephen Elderkin only. The representations and warranties made in regards to Channel Access in this Section are made by Royce D. Bybee only.

      4.1 Organization and Qualification. WhiteCanyon and Channel Access are corporations duly organized, validly existing, and in good standing under the laws of the State of Utah with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted.

      4.2 Ownership of WhiteCanyon and Channel Access Stock.

            (a) WhiteCanyon is authorized to issue one class of stock, of up to 50,000 shares of common stock, no par value per share. At the date hereof, of such authorized shares, 10,000 shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable. All 10,000 shares of WhiteCanyon's issued and outstanding stock are solely held by shareholder Stephen Elderkin. All of the shares of WhiteCanyon's common stock are owned of record and beneficially by Stephen Elderkin, who has not granted any options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any issued equity securities of WhiteCanyon. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of WhiteCanyon by or on behalf of WhiteCanyon.

            (b) Channel Access is authorized to issue one class of stock, of up to 10,000 shares of common stock, no par value per share. At the date hereof, of such authorized shares, 1,000 shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable. All 1,000 shares of Channel Access' issued and outstanding stock are solely held by shareholder Royce D. Bybee. All of the shares of Channel Access' common stock are owned of record and beneficially by Royce D. Bybee, who has not granted any options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any issued equity securities of Channel Access. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of Channel Access by or on behalf of Channel Access.

      4.3 Authorization and Validity. Each of the Sellers has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sellers, including any necessary votes by shareholders, and no further action is required on the part of Sellers to authorize this Agreement and the transactions contemplated hereby. This Agreement is a valid and binding obligation of Sellers, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. No shareholders have dissented from votes regarding the transactions contemplated hereby.

      4.4 No Conflicts. The execution and delivery by each of the Sellers of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any violation of, or default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (any such event, a "Conflict") under (i) any provision of WhiteCanyon's or Channel Access" Certificate of Incorporation or WhiteCanyon's or Channel Access' Bylaws, each as currently in effect, (ii) any material mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license or any Transferred Contract (each a "Material Contract" and collectively the "Material Contracts") to which each of the Sellers, WhiteCanyon or Channel Access or any of their respective properties or assets is subject, or
(iii) any judgment or any order or decree issued by a Governmental Entity, or to Seller's, WhiteCanyon's or Channel Access' knowledge, any other order or decree, statute, law, ordinance, rule or regulation applicable to Sellers, WhiteCanyon and Channel Access or any of their respective properties or assets (tangible and intangible).

      4.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity, or a party to any material contract with Seller (so as not to trigger any Conflict) is required by or with respect to Sellers, WhiteCanyon or Channel Access in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby.

      4.6 WhiteCanyon and Channel Access Financial Statements.

            (a) WhiteCanyon's and Channel Access' financial statements (as prepared by Sellers as the management of WhiteCanyon and Channel Access) for the current fiscal years ending December 31, 2004 and 2003 and the results through September 30, 2005 and any notes thereto, fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in shareholders' equity, and cash flows of WhiteCanyon and Channel Access, consistent with the past practices of WhiteCanyon and Channel Access (collectively, "the Financial Statements"). There has been no material change in WhiteCanyon's and Channel Access' financial performance or statements since September 30, 2005, outside of the normal course of business.

            (b) WhiteCanyon and Channel Access financial statements are capable of being examined and reported upon with an unqualified opinion expressed by an independent public or certified public accountant and will comply with the requirements and standards set forth in Regulation S-X, as promulgated and adopted by the Securities and Exchange Commission.

            (c) WhiteCanyon and Channel Access financial statements are auditable for fiscal years 2004 and 2003 in the case of WhiteCanyon and for 2004 (inception to date) for Channel Access and can be prepared according to GAAP in the United States of America.

      4.7 Conduct and Transactions of WhiteCanyon and Channel Access. Since inception, WhiteCanyon and Channel Access have conducted the operations of their businesses consistent with past practice and used their best efforts to maintain and preserve their properties, key employees, and relationships with customers and suppliers. During the period from Closing Date until the date the Notes are converted into restricted shares of DETTO's common stock or paid in lawful money of United States in full by DETTO but no later than March 17, 2005, WhiteCanyon and Channel Access will not:

            (a) Incur any liabilities except to maintain their facilities and assets in the Ordinary Course of Business;

            (b) Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof, other than the normal course of business;

            (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

            (d) Amend their Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of their assets or change in any manner the rights of its capital stock or other securities;

            (e) Pay or incur any obligation or liability, direct or contingent, except in the Ordinary Course of Business;

            (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the Ordinary Course of Business;

            (g) Increase in any manner the compensation, direct or indirect, of any of their officers or executive employees, other than the normal course of business;

            (h) Make any capital expenditures except in the Ordinary Course of Business; or

            (i) Enter into any agreements with respect to WhiteCanyon's or Channel Access' intellectual property or with respect to the intellectual property of any third party other than end-user license agreements in the Ordinary Course of Business.

      4.8 Compensation Due Employees. As of the Closing Date, WhiteCanyon and Channel Access will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of WhiteCanyon and Channel Access that have been performed prior to the Closing Date. As of the Closing Date, WhiteCanyon and Channel Access will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s).

      4.9 Union Agreements and Employment Agreements. WhiteCanyon and Channel Access are not a party to any union agreements or any organized labor disputes. Except for the employment agreements disclosed to DETTO in the Disclosure Schedule, WhiteCanyon and Channel Access have no written or verbal employment agreements with any of its employees.

      4.10 Insurance. Each of the Sellers', WhiteCanyon's and Channel Access' policies and binders are in full force and effect, all premiums with respect thereto are currently paid, and such policies and binders are reasonably believed to be adequate for the Business. Each of the Sellers, WhiteCanyon and Channel Access is, and will be through the Closing Date, adequately insured with responsible insurers against risks normally insured against by companies in similar lines of business under similar circumstances. Each of the Sellers, WhiteCanyon and Channel Access (i) have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) have not received notice of cancellation or non-renewal of any such policy or binder,
(iii) are not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) have not received notice of any insurance premiums which will be materially increased in the future, and (v) are not aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

      4.11 Inventories. The inventories and supplies of the business set forth or reflected in the Financial Statements are at normal and adequate levels, and of a type and quality, necessary for the continuation of the business in the Ordinary Course of Business. The value at which inventories are carried on the Financial Statements reflects the normal inventory valuation policy of WhiteCanyon and Channel Access, on a basis consistent with that of preceding period, of stating inventory at its lower of cost or market value, and, consistent therewith, all non-current or obsolete inventory held by the WhiteCanyon and Channel Access as of the Financial Statement has been valued at its current market value on the Financial Statement.

      4.12 Liabilities. Except (i) to the extent set forth or provided for in the Financial Statements, or (ii) as set forth in the Disclosure Schedule, or
(iii) for current liabilities in the Ordinary Course of Business since the date of the Financial Statements, as of the date hereof, WhiteCanyon and Channel Access have no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transaction or events occurring prior to the Closing.

      4.13 Receivables. Receivables reflected on the December 31, 2004 Financial Statements and all receivables arising subsequent to the date of the December 31, 2004 Financial Statements that have arisen in the Ordinary Course of Business of WhiteCanyon and Channel Access, represent valid and enforceable obligations due to Sellers, WhiteCanyon and Channel Access and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. To the knowledge of each of the Sellers, such accounts receivable are subject to no valid defense, offset or counterclaim, and to the knowledge of each of the Sellers, are fully collectible within ninety (90) days after the Closing Date, except to the extent of the allowance for doubtful accounts or unearned revenues reflected on the Financial Statements.

      4.14 Material Contracts. There have been delivered or made available to DETTO true and complete copies of all of the Material Contracts (and all amendments, waivers or other modifications thereto). All of such Material Contracts are in full force and effect, binding upon Sellers, WhiteCanyon and Channel Access and to the knowledge of each of the Sellers, binding upon the other parties thereto in accordance with their terms, and Sellers, WhiteCanyon and Channel Access have paid in full or accrued all amounts now due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for, and is not in default in any material respect under any of them, nor, to the best knowledge of each of the Sellers, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default in any material respect there under. WhiteCanyon and Channel Access are not a party to any written or oral leases, commitments, or any other agreements other than those disclosed in the Disclosure Schedule or the Financial Statements.

      4.15 Trademarks, Patents, License Agreements, Etc.

            (a) True and complete copies of all documentation related to the Intellectual Property Rights of WhiteCanyon and Channel Access have been delivered to the DETTO heretofore.

            (b) Except as described in the Disclosure Schedule, WhiteCanyon and Channel Access each own exclusively and each have the exclusive and unrestricted right to use their respective Intellectual Property Rights, and all renewals therefore and claims for infringement thereof, and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, computer program (including source code), technical data, invention, process, confidential data and other information (collectively herein, "Proprietary Information") required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by WhiteCanyon and Channel Access, free and clear of any right, equity or claim of others and without infringing upon or otherwise acting adversely to the right or claimed right of any third party under or with respect to any of the Proprietary Information. WhiteCanyon and Channel Access have each taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

            (c) Except as described in the Disclosure Schedule, (A) WhiteCanyon, Channel Access and the Sellers have not sold, transferred, assigned, licensed, restricted, encumbered or subjected to any Lien, any Intellectual Property Rights or Proprietary Information or any interest therein, and (B) WhiteCanyon and Channel Access are not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property Rights or Proprietary Information. No other Proprietary Information is necessary to permit WhiteCanyon's or Channel Access' business to be conducted as now conducted or as heretofore or proposed to be conducted. True and complete copies of all documentation related to the Proprietary Information have been made available to DETTO heretofore.

            (d) There are no claims or demands of any Person pertaining to, or any actions that are pending or threatened, which challenge the rights of WhiteCanyon or Channel Access in respect of each of their respective Intellectual Property Rights or any Proprietary Information.

      4.16 Internal Controls. Since inception:

            (a) There have been no transactions except in accordance with the general or specific authorization of management of WhiteCanyon and Channel Access;

            (b) WhiteCanyon and Channel Access have devised and maintained systems of internal accounting controls and procedures (the "Internal Controls") that were designed with the objective of providing reasonable assurance that (1) WhiteCanyon and Channel Access transactions were properly authorized; (2) WhiteCanyon and Channel Access assets were safeguarded against unauthorized or improper use; and (3) WhiteCanyon and Channel Access transactions were properly recorded and reported, all (i) to permit the preparation of WhiteCanyon and Channel Access financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

            (c) WhiteCanyon and Channel Access's chief executive officers have evaluated WhiteCanyon and Channel Access Internal Controls, which evaluation included a review of the controls' objectives and design and the controls' implementation by WhiteCanyon and Channel Access and its management. In the course of the Internal Controls' evaluation, WhiteCanyon and Channel Access management sought to identify data errors, controls problems, or acts of fraud and to confirm that appropriate corrective action, including process improvements, were being undertaken. Among other matters, WhiteCanyon and Channel Access has sought to determine whether there were any "significant deficiencies" or "material weaknesses" in the Internal Controls, or whether WhiteCanyon and Channel Access had identified any acts of fraud involving personnel who had a significant role in the Internal Controls. For purposes of this subsection, "significant deficiencies" means "reportable conditions" (control issues that could have a significant adverse effect on the ability to record, process, summarize and report financial data in the financial statements) and "material weakness" means a particularly serious reportable condition where the Internal Controls do not reduce to a relatively low level the risk that misstatements caused by error or fraud may occur in amounts that would be material in relation to WhiteCanyon and Channel Access Financial Statements and not be detected within a timely period by employees in the normal course of performing their assigned functions. WhiteCanyon and Channel Access have also sought to deal with other Internal Controls matters in the evaluation thereof, and, in each case if a problem were identified, WhiteCanyon and Channel Access considered what revision, improvement and/or correction to make in accord with their on-going procedures.

      4.17 Corporate Records. The minute books of WhiteCanyon and Channel Access contain true, complete, and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors. True, complete and accurate copies of WhiteCanyon's and Channel Access' Articles of Incorporation, Bylaws, minute books and stock records have been delivered to counsel for DETTO prior to the Closing Date. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

      4.18 Litigation. Except (i) to the extent set forth or provided for in the Financial Statements, or (ii) as set forth in the Disclosure Schedule, as of the date hereof, WhiteCanyon and Channel Access have no actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of WhiteCanyon and Channel Access) pending against or affecting WhiteCanyon and Channel Access at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of WhiteCanyon and Channel Access which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. WhiteCanyon and Channel Access is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

      4.19 Taxes. Except as set forth on the Disclosure Schedule,

            (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the WhiteCanyon and Channel Access are true, complete and correct in all respects and have been properly and timely filed and the WhiteCanyon and Channel Access have not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. DETTO has heretofore been provided the opportunity to obtain from WhiteCanyon and Channel Access true, correct and complete copies of each Tax Return of WhiteCanyon and Channel Access with respect to the past five (5) taxable years, and of all reports of, and communications from, any Governmental Entities relating to such period. WhiteCanyon and Channel Access have disclosed on their respective Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Taxes for federal income tax purposes within the meaning of Code Section 6662.

            (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of WhiteCanyon and Channel Access have been duly and timely paid or deposited by WhiteCanyon and Channel Access; WhiteCanyon and Channel Access have properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity; and WhiteCanyon and Channel Access have no liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date.

            (c) WhiteCanyon and Channel Access have made adequate provision on their respective books of account for all Taxes with respect to their respective businesses, properties and operations through the date of the Financial Statements.

            (d) WhiteCanyon and Channel Access have not (A) had a tax deficiency proposed, asserted or assessed against it, (B) executed any waiver of any statute of limitations on the assessment or collection of any Taxes, or (C) been delinquent in the payment of any Taxes.

            (e) No Tax Return of WhiteCanyon or Channel Access has been audited or the subject of other Action by any Governmental Entity. WhiteCanyon and Channel Access have not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting WhiteCanyon or Channel Access or its assets or properties and the Shareholders have no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

      4.20 Permits, Licenses, Etc. WhiteCanyon and Channel Access possess, and are operating in material compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to conduct its business as currently conducted and as proposed to be conducted (the "Permits") except where the failure to do so possess or operate would not have a Material Adverse Effect. Each Permit has been lawfully and validly issued, and no proceeding is pending or threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit and no Permit will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

      4.21 Regulatory Filings. WhiteCanyon and Channel Access have made all required registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the WhiteCanyon and Channel Access as currently conducted and as proposed to be conducted, including, without limitation, all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials. All such registrations, filings and submissions were in material compliance with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

      4.22 Hazardous Materials.

            (a) No Hazardous Material (A) has been, to the knowledge of Sellers, WhiteCanyon and Channel Access, released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any real property currently or previously owned or leased by WhiteCanyon and Channel Access (or any property adjoining any such real property), (B) is presently maintained, used, generated, or permitted to remain in place by WhiteCanyon and Channel Access in violation of any applicable Environmental Laws, (C) is required by any applicable Environmental Laws to be eliminated, removed, treated or mitigated by WhiteCanyon and Channel Access, given the nature of its present condition, location, nature, material or maintenance, or (D) is of a type, location, material, nature or condition which requires special notification to third parties by WhiteCanyon and Channel Access under applicable environmental Laws or common law.

            (b) No notice, citation, summons or order has been received by Sellers, WhiteCanyon and Channel Access and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Entity, with respect to (A) any alleged violation by WhiteCanyon and Channel Access of any Environmental Laws or (B) any alleged failure by WhiteCanyon and Channel Access to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (C) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of WhiteCanyon and Channel Access of any Hazardous Material.

            (c) Sellers, WhiteCanyon and Channel Access have not received any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material.

            (d) To the knowledge Sellers, WhiteCanyon and Channel Access, have no above-ground or underground storage tanks, whether or not in use, are or have ever been located at any property currently owned or leased by the WhiteCanyon and Channel Access.

            (e) Sellers, WhiteCanyon and Channel Access have not released, transported, or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or leased by WhiteCanyon and Channel Access.


      4.23 No Defaults. WhiteCanyon and Channel Access is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended. WhiteCanyon and Channel Access is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its assets are subject, if such default would have a material, adverse effect on the financial condition or business of WhiteCanyon and Channel Access. WhiteCanyon and Channel Access is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of WhiteCanyon and Channel Access. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of WhiteCanyon and Channel Access and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

      4.24 Documents. The copies of all agreements and other instruments that have been delivered by Sellers, WhiteCanyon and Channel Access to DETTO are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

      4.25 Disclosure. The representations and warranties made by Sellers, WhiteCanyon and Channel Access herein and in any schedule, statement, certificate, or document furnished or to be furnished by WhiteCanyon and Channel Access and/or either of Sellers to DETTO pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

      4.26 No Material Adverse Change. Each of the Sellers warrants and represents that there has been no material change in the assets, holdings or sources of revenue of WhiteCanyon and Channel Access which would adversely affect their valuations since the time of the signing of the Memorandum of Terms between the parties on October 13, 2005. Since December 31, 2004, WhiteCanyon and Channel Access have not:

            (a) incurred any indebtedness for borrowed money in excess of $1,000 in the aggregate:

            (b) declared or paid any dividend or declared or made any other distribution of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition if any its corporate interests or units other than the normal course of business;

            (c) made any loan or advance to any of its members, officers, managers, employees, consultants, agents or other representatives;

            (d) made any payment or commitment to pay any severance or termination pay to any of its officers, managers, employees, consultants, agents or other representatives;

            (e) entered into any lease (as lessor or lessee) other than disclosed; sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any encumbrances on any of its assets or properties; entered into or amended any material contract or other material agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party:

            (f) except for inventory or equipment acquired in the Ordinary Course of Business, made any acquisition of all or any substantial part of the assets, properties, capital stock or business of any other person;

            (g) incurred any contingent liability as a guarantor or otherwise with respect to the obligations of others, cancelled any material debt or claim or waived any material right;

            (h) incurred any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its properties, assets or business;

            (i) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible;

            (j) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Financial Statements and current liabilities incurred since the Financial Statements, in each case in the Ordinary Course of Business;

            (k) made any change in its accounting methods or practices, credit practices or collection policies;

            (l) other than in the Ordinary Course of Business, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party;

            (m) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on the Disclosure Schedule or other than in the Ordinary Course of Business, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of WhiteCanyon or Channel Access or any consultant to WhiteCanyon or Channel Access;

            (n) made or agreed to make any charitable contributions or incurred any nonbusiness expenses;

            (o) changed or suffered change in any compensation plan or labor agreement affecting any employee of WhiteCanyon or Channel Access otherwise than to conform to legal requirements; or

            (p) entered into any agreement or otherwise obligated itself to do any of the foregoing.

      4.27 Access to Information. To the extent reasonably required for the purpose of this Definitive Agreement, the Selling Shareholders will cause DETTO, its counsel, accountants, advisors, certain insurance brokers, lenders, and all other reasonable representatives of DETTO ("Representatives") to have access, during normal business hours, to all the properties, books, contracts, and records of WhiteCanyon and Channel Access, and will cause to be furnished to DETTO and its Representatives all such information concerning the affairs of WhiteCanyon and Channel Access as DETTO or such Representatives may reasonably request. DETTO and its Representatives shall have access to customers and supplier of WhiteCanyon and Channel Access for the purpose of gaining information.

      4.28 Sellers Representation Regarding the Securities. Each of the Sellers understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Seller's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Sellers are acquiring the Notes hereunder in the ordinary course of its business. Such Seller does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

      4.29 Sellers Status. At the time each of the Sellers receive any of the Securities, each of the Sellers will be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Each of the Sellers is not required to be registered as a broker-dealer under Section 15 of the 1934 Act.

      4.30 Experience of Such Sellers. Each of the Sellers, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Each of the Sellers is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

      4.31 General Solicitation. Each of the Sellers is not receiving the Securities as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

      4.32 Disclosure of Information. The Sellers believes that they have each received all the information each considers necessary or appropriate for deciding whether to accept the Securities as consideration in this transaction. Each of the Sellers further represent that they have each had an opportunity to ask questions and receive answers from DETTO regarding the terms and conditions of the Notes and the Securities. Such Seller has reviewed the Company's Annual Report on Form 10K-SB for the fiscal year ended December 31, 2004 (the "10K-SB"), including, without limitation, all of the Risk Factors set forth therein. Each such Seller understands and accepts all of the Risk Factors in connection with such Seller's investment in the Securities. In addition, each Seller has reviewed and is aware of the information set forth in all SEC Reports filed with the SEC since the filing of the 10K-SB. The foregoing, however, does not limit or modify the representations and warranties of DETTO in Section 3 of this Agreement or the right of the Sellers to rely thereon.

                                    SECTION 5

                          INVESTIGATION; PRESS RELEASE

      5.1 Investigation.

            (a) DETTO acknowledges that it has conducted due diligence of WhiteCanyon and Channel Access. In the event of termination of this Agreement, DETTO will deliver to Sellers all documents, work papers, and other materials and all copies thereof obtained by DETTO, or on its behalf, from WhiteCanyon and Channel Access or Sellers, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from WhiteCanyon and Channel Access or Sellers hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to WhiteCanyon, Channel Access or Sellers except to the extent the same is publicly disclosed by WhiteCanyon, Channel Access or Sellers.

            (b) Sellers acknowledge that they have made an investigation of DETTO, which has included, among other things, the opportunity of discussions with executive officers of DETTO, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, Sellers will deliver to DETTO all documents, work papers, and other materials and all copies thereof obtained by either of them, or on behalf of either of them, from DETTO, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from DETTO hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to DETTO, except to the extent the same is publicly disclosed by DETTO.

            (c) Except in the event that any party hereto discovers in the course of its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

      5.2 Press Release. DETTO and Sellers shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary.

                                    SECTION 6

                                    BROKERAGE

      6.1 Brokers and Finders. Neither DETTO nor Sellers, WhiteCanyon, Channel Access or any of their respective officers, directors, employees, or agents, have employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.

                                    SECTION 7

                       CLOSING AGREEMENTS AND POST-CLOSING

      7.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

            (a) Conditions to Obligation of DETTO. The obligation of DETTO to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 4 of this Agreement shall be true and correct in all material respects;

                  (ii) Sellers shall have delivered the certificates evidencing the WhiteCanyon Stock and Channel Access Stock to Escrow;

                  (iii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of DETTO to own the capital stock of WhiteCanyon or Channel Access, or (D) affect adversely the right of DETTO to own WhiteCanyon's or Channel Access' assets and to operate such businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) Stephen Elderkin shall individually execute an employment agreement with DETTO, whereby he will have agreed to continue to act as a consultant for a twenty four month period of time with a twelve month renewal thereafter by mutual agreement and an agreement to not compete with DETTO, WhiteCanyon and Channel Access for a period of twenty-four months from the Close Date as defined in the form of Employment Agreement attached hereto as Exhibit C.

                  (v) Royce D. Bybee shall individually execute an employment agreement with DETTO, whereby he will have agreed to continue to act as a employee of Detto for a twenty four month period of time with a twelve month renewal thereafter by mutual agreement and an agreement to not compete with DETTO, WhiteCanyon and Channel Access for a period of twenty-four months from the Close Date as defined in the form of Employment Agreement attached hereto as Exhibit C;

                  (vi) Certain employees of WhiteCanyon and Channel Access, to be designated by DETTO, shall have signed agreements not to compete in any business relating to the design, development, marketing or implementation of data migration, synchronization disk cleaning or security software products or services, and not to solicit employees of DETTO, WhiteCanyon or Channel Access prior to the second anniversary of the Closing Date;

                  (vii) Certain employees of WhiteCanyon and Channel Access, to be mutually agreed upon by DETTO and Sellers, shall have entered into at-will employment arrangements with DETTO, upon proof of appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States, and subject to and in compliance with DETTO's standard of human resources policies and procedures;

                  (viii) Sellers shall have delivered to DETTO, duly executed by Sellers, this Agreement;

                  (ix) Sellers shall have delivered to DETTO, duly executed by Sellers, the Escrow Agreement;

                  (x) Sellers shall have delivered to DETTO, duly executed by Sellers, the Repurchase Option Agreement;

                  (xi) Employment Agreement

                  (xii) Sellers shall have executed and delivered an assignment of any and all leases to DETTO, if so requested by DETTO;

                  (xiii) DETTO shall have received a legal opinion from counsel for Sellers covering such matters as DETTO may reasonably request;

                  (xiv) the Sellers, WhiteCanyon and Channel Access shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (xv) all actions to be taken by Sellers, WhiteCanyon and Channel Access in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to DETTO; and

                  (xvi) each outstanding warrant, option, purchase right, subscription right, conversion right, exchange right or other contract or commitment that could require WhiteCanyon or Channel Access to issue, sell or otherwise cause to become outstanding any of their capital stock shall have been terminated as of the Closing Date and there will be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to WhiteCanyon or Channel Access on or prior to the Closing Date.

DETTO may waive any condition specified in this Section 7.1(a) if they execute a writing so stating at or prior to the Closing.

            (b) Conditions to Obligation of Sellers. The obligation of Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3 of this Agreement shall be true and correct in all material respects;

                  (ii) this Agreement shall have received the requisite approval of DETTO;

                  (iii) DETTO shall have delivered the certificates evidencing the Detto Stock to Escrow;

                  (iv) DETTO shall have delivered the Convertible Notes to the Sellers;

                  (v) DETTO shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

                  (vi) all actions to be taken by DETTO in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Sellers.

Sellers may waive any condition specified in Section 7.1(b) if they execute a writing so stating at or prior to the Closing.

                                    SECTION 8

                            COVENANTS AND AGREEMENTS

      8.1 General. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      8.2 Notices and Consents. The Sellers, WhiteCanyon and Channel Access will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any third party consents, that DETTO may request.

      8.3 Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any applicable authorizations, consents, and approvals of governments and governmental agencies with respect to the transactions contemplated in this Agreement.

      8.4 Full Access. Following the Closing, Seller will afford DETTO, its counsel and its accountants, reasonable access to the books, records and other data, if any, relating to the acquired assets in Seller's, WhiteCanyon's or Channel Access' possession with respect to periods prior to the Closing and the right to make copies and extracts there from, to the extent that such access may be reasonably required by DETTO in connection with: (i) the preparation of Tax Returns; (ii) compliance with the requirements of any Governmental Entity; and
(iii) in connection with any actual or threatened action or proceeding by a third party.

      8.5 Representations and Warranties. All of the representations and warranties of Sellers, WhiteCanyon and Channel Access contained in this Agreement shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date (except to the extent any such representation or warranty speaks as of a different date, in which case such representation or warranty shall still be true, correct and complete as of such different date).

      8.6. Notification; Updates to Disclosure Schedule.

            (a) During the period between the date hereof and the Closing, Sellers, WhiteCanyon or Channel Access shall promptly notify DETTO in writing of the discovery by Sellers, WhiteCanyon or Channel Access of: (A) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of or inaccuracy in any representation or warranty made by the Sellers, WhiteCanyon or Channel Access in this Agreement; (B) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of or inaccuracy in any representation or warranty made by Sellers, WhiteCanyon or Channel Access in this Agreement; (C) any breach of any covenant or obligation of Sellers, WhiteCanyon or Channel Access contained in this Agreement; and (D) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 7.1(a) impossible or unlikely.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 8.6(a) requires any change in any disclosure schedule hereunder, or if any such event, condition, fact or circumstance would require such a change assuming the disclosure schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Sellers, WhiteCanyon or Channel Access shall promptly deliver to DETTO an update to the disclosure schedule (a "Sellers Disclosure Schedule Update") specifying such change. No such Sellers Disclosure Schedule Update shall be deemed to supplement or amend the disclosure schedule for the purpose of (A) determining the accuracy of any of the representations and warranties made by the Sellers in this Agreement as of the Closing, or (ii) determining whether the conditions set forth in Section 7.1(a) have been satisfied; provided, however that the Closing of the transaction contemplated by this Agreement will be deemed a waiver by DETTO of any untrue representation or warranty made by Sellers, if and to the extent such inaccuracy is fairly and accurately disclosed in any of the Disclosure Schedules or any such Seller Disclosure Schedule Update.

            (c) During the period between the date hereof and the Closing, DETTO shall promptly notify the Sellers, in writing, of the discovery by DETTO of: (A) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of or inaccuracy in any representation or warranty made by DETTO in this Agreement;
(B) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of or inaccuracy in any representation or warranty made by DETTO in this Agreement;
(C) any breach of any covenant or obligation of DETTO contained in this Agreement; and (D) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 7.1(b) impossible or unlikely.

            (d) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 8.6(c) requires any change in any disclosure schedule hereunder, or if any such event, condition, fact or circumstance would require such a change assuming the disclosure schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then DETTO shall promptly deliver to Sellers an update to the disclosure schedule (a "Buyer Disclosure Schedule Update") specifying such change. No such Buyer Disclosure Schedule Update shall be deemed to supplement or amend the disclosure schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by DETTO in this Agreement as of the Closing, or (ii) determining whether the conditions set forth in Section 7.1(b) have been satisfied; provided, however that the Closing of the transaction contemplated by this Agreement will be deemed a waiver by Sellers of any untrue representation or warranty made by DETTO if and to the extent such inaccuracy is fairly and accurately disclosed in any of the Disclosure Schedules or any such Buyer Disclosure Schedule Update.

      8.7 Exclusivity. Sellers, WhiteCanyon and Channel Access (including WhiteCanyon's and Channel Access' officers, directors, members, shareholders, agents, representatives or affiliates) will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of WhiteCanyon or Channel Access, if any (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the WhiteCanyon and Channel Access, and their respective directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Sellers, WhiteCanyon and Channel Access shall notify DETTO immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      8.8 Indemnification.

            (a) Each of Stephen Elderkin and Royce D. Bybee jointly and severally, up to their share of the Detto Stock ("Seller Indemnifying Party"), shall indemnify and hold DETTO, its subsidiaries and each of their directors, officers, shareholders, members, employees and agents (each, an "Buyer Indemnified Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation ("Losses") that any such Buyer Indemnified Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Sellers in this Agreement that arise during the period ending on the date twelve (12) months after the Closing Date. If any action shall be brought against any Buyer Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Buyer Indemnified Party shall promptly notify the Seller Indemnifying Party in writing, and the Seller Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Buyer Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Buyer Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Seller Indemnifying Party in writing, the Seller Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Seller Indemnifying Party and the position of such Buyer Indemnified Party. The Seller Indemnifying Party will not be liable to any Buyer Indemnified Party under this Section 8.8(a) for any settlement by a Buyer Indemnified Party effected without the Seller Indemnifying Party's prior written consent, which shall not be unreasonably withheld or delayed.

            (b) Limitation on Claims. In case any event shall occur which would otherwise entitle a Party to assert a claim for indemnification pursuant to this
Section 8.8, no Losses shall be deemed to have been sustained by such Party to the extent of (i) any tax savings realized by such Party with respect thereto, or (ii) any proceeds received by such Party from any insurance policies with respect thereto.

            (c) The Buyer Indemnified Party's sole remedy for indemnification under Section 8.8 during the twelve (12) months after the Closing Date against Seller Indemnifying Party for Losses suffered or incurred as a result of or relating to any nonfraudulent and/or nonwillful misrepresentations, breaches or inaccuracies, as to any of the representations, warranties, covenants or agreements made by the Sellers in this Agreement that arise during the period ending on the date twelve (12) months shall be the Detto Stock.

      8.9 Transfer Restrictions for Securities.

            (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to DETTO or to an Affiliate of Sellers, DETTO may require the transferor thereof to provide to DETTO an opinion of counsel selected by the transferor and reasonably acceptable to DETTO, the form and substance of which opinion shall be reasonably satisfactory to DETTO, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Seller under this Agreement.

            (b) Sellers agree to the imprinting, so long as is required by this
Section 8.9(b), of a legend on any of the Securities in the following form:

            [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                                    SECTION 9

                     ASSUMPTION AND EXCLUSION OF LIABILITIES

      9.1 DETTO shall have no Liability whatever for any Liabilities of Sellers, WhiteCanyon and Channel Access which are not specifically assumed in accordance with the provisions of this Agreement and not set forth in the Disclosure Schedule, and Sellers, WhiteCanyon and Channel Access shall retain, and shall be responsible for paying, performing and discharging when due, all other Liabilities and obligations of Sellers, WhiteCanyon and Channel Access relating to the operation or conduct of the business or ownership of the assets prior to the Closing Date including, without limitation:

            (a) all Taxes imposed on or with respect to income now or hereafter owed by Sellers, WhiteCanyon or Channel Access or attributable to the business relating to any period, or any portion of any period, ending on or prior to the Closing Date;

            (b) all costs and expenses, including, without limitation, professional fees and expenses incurred by Sellers, WhiteCanyon or Channel Access relating to the transactions contemplated by this Agreement;

            (c) all Liabilities based upon or arising out of a violation of any law, rule or regulation by Sellers, WhiteCanyon or Channel Access on or prior to the Closing Date;

            (d) any Damages arising out of any Claim of a third party, including, without limitation, any Liabilities arising out of (i) any violation by Sellers, WhiteCanyon or Channel Access of any rights of third parties in respect of any Intellectual Property, (ii) any violation by Sellers, WhiteCanyon or Channel Access of any other Intellectual Property rights of any third parties in connection with Seller's s, WhiteCanyon's or Channel Access' operation of their businesses, and (iii) any express or implied representation, warranty, agreement or guarantee made by Sellers, WhiteCanyon or Channel Access, or which is imposed by operation of law, in connection with any products or goods sold by Sellers, WhiteCanyon or Channel Access or any of its Affiliates or any services performed by Sellers, WhiteCanyon or Channel Access or any of its Affiliates, including, without limitation, any claim of a third party relating to the repair or replacement of any such product or seeking recovery for tort claims, property damage, consequential Damages, loss, lost revenue or income or personal injury;

            (e) all Liabilities for any pension, payroll, severance and other employee benefits or obligations with respect to any of WhiteCanyon's or Channel Access' employees for all periods during their employment with Seller.

                                   SECTION 10

                                 CONFIDENTIALITY

      10.1 DETTO acknowledges that its principals have, and will, acquire information and materials from Sellers and/or WhiteCanyon and Channel Access and knowledge about the technology, business, products, strategies, customers, clients and suppliers of WhiteCanyon and Channel Access and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of WhiteCanyon and Channel Access (collectively, such acquired information, materials, and knowledge are the "Confidential Information"). DETTO, itself, and behalf of its principals, covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

      10.2 The Confidential Information disclosed by the Sellers and/or WhiteCanyon and Channel Access to DETTO shall remain the property of the disclosing party.

      10.3 DETTO, and its principals, shall maintain in secrecy all Confidential Information disclosed to them by Sellers and/or WhiteCanyon and Channel Access using not less than reasonable care. DETTO, and its principals, shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the Sellers unless or until the Confidential Information is:

            (a) publicly available or otherwise in the public domain; or

            (b) rightfully obtained by any third party without restriction; or

            (c) disclosed by Sellers and/or WhiteCanyon and Channel Access without restriction pursuant to judicial action, or government regulations or other requirements.

      10.4 The obligations of DETTO under Sections 10.1, 10.2, and 10.3 of this Agreement shall expire upon three years from the date hereof as to Confidential Information consisting of commercial and financial information and three years from the date hereof as to Confidential Information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.

                                   SECTION 11

                  NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

      11.1 All statements contained in any certificate or other instrument delivered by or on behalf of DETTO or Sellers pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by DETTO or Sellers, WhiteCanyon or Channel Access in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.

                                   SECTION 12

                                   TERMINATION

      12.1 Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

            (b) DETTO may terminate this Agreement by giving written notice to the Sellers, WhiteCanyon or Channel Access at any time prior to the Closing Date
(i) in the event Sellers, WhiteCanyon or Channel Access have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the DETTO has notified Sellers, WhiteCanyon and Channel Access of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before November 30, 2005, by reason of the failure of any condition precedent under Section 7.1(a) hereof (unless the failure results primarily from DETTO breaching any representation, warranty, or covenant contained in this Agreement).

      13.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 12.1(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

                                   SECTION 13

                                  MISCELLANEOUS

      13.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:


           If to Stephen Elderkin and/or      WhiteCanyon, Inc.
           WhiteCanyon, Inc.:                 713 West Johnson Drive
                                              Gilbert, AZ  85233

           To Royce D. Bybee and/or Channel   Channel Access, Inc.
           Access, Inc.:                      286 East 1660 North
                                              Orem, Utah 84507

           To Detto Technologies, Inc.:       Detto Technologies, Inc.
                                              14320 NE 21st Street, Suite 11
                                              Bellevue, Washington 98007

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall not be deemed to have been duly given unless and until it actually is received by the intended recipient.

      13.2 Time of the Essence. Time shall be of the essence of this Agreement.

      13.3 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except Detto will bear the audit costs for fiscal years ending 2003, 2004 and 2005.

      13.4 Cancellation of Agreement. In the event that this Agreement is canceled by mutual agreement of the parties neither Sellers, WhiteCanyon, Channel Access nor DETTO shall be entitled to any damages, fees, costs, or other consideration.

      13.5 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

      13.6 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

      13.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Seattle, Washington. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Seattle, Washington for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury.

      13.8 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

      13.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

      13.10 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of his or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or his or its counsel.

      13.11 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

      13.12 Public Disclosure. WhiteCanyon and Channel Access will not make any disclosure of the existence of the Definitive Agreement without the written consent of the DETTO unless required by law.

      13.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      13.14 Incorporation of Exhibits and Schedules. The Exhibit and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [SIGNATURES PAGE FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           DETTO TECHNOLOGIES, INC.,
                           A Delaware Corporation


                           By:
                                -------------------------------------
                                Larry E. Mana'o
                                Chief Executive Officer and Chairman

                           SELLERS:


                                -------------------------------------
                                Stephen Elderkin


                                -------------------------------------
                                Royce D. Bybee

                                    Exhibit A

                            FORM OF CONVERTIBLE NOTE

                                    Exhibit B

                            FORM OF ESCROW AGREEMENT

                                    Exhibit C

                          FORM OF EMPLOYMENT AGREEMENT

                                    Exhibit D
                       FORM OF REPURCHASE OPTION AGREEMENT

                   DISCLOSURE SCHEDULES TO PURCHASE AGREEMENT

      This Disclosure Schedule is the Disclosure Schedule referred to in the Purchase Agreement (the "Disclosure Schedule"). Capitalized terms used but not otherwise defined in this Disclosure Schedule have the meanings given to such terms in the Purchase Agreement.

      This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Purchase Agreement and is not intended to constitute, and shall not be construed as constituting, any representation or warranty of the Sellers except as and to the extent expressly provided in the Purchase Agreement.

      Any matter disclosed pursuant to one section, provision or paragraph hereof is deemed disclosed for all purposes of this Disclosure Schedule to the extent the Purchase Agreement requires such disclosure. The section cross-references to the Purchase Agreement are included for convenience only and shall not be deemed a part of this Disclosure Schedule, to limit the disclosure contained herein, or to affect the construction hereof.

      The fact that any item of information is contained herein shall not be construed to mean that such information is required to be disclosed in or by the Purchase Agreement. The inclusion of any information herein shall not be used as a basis for interpreting the term "material," "materially" or "materiality" in the Purchase Agreement. The information contained herein is disclosed solely for the purposes of the Purchase Agreement, and no information contained herein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including without limitation, any violation of law or breach of any agreement.